Exhibit 4.17


B E T W E E N :


                             CEDARA SOFTWARE CORP.

                                               (the "Corporation" or "Cedara")

                                     -and-

                     SURGICAL NAVIGATION SPECIALISTS INC.

                                                                       ("SNS")

                                     -and-

            SNS SURGICAL NAVIGATION SPECIALISTS INTERNATIONAL GmbH

                                                         ("SNS International")
                                     -and-

                               CARL ZEISS, INC.

                                                                ("Zeiss U.S.")

                                    - and -

                             CARL ZEISS OBERKOCHEN

                                                                    ("Zeiss" )

                             MINUTES OF SETTLEMENT

         WHEREAS the parties acknowledge that certain financial and other contractual obligations and liabilities exist as between Zeiss U.S., Zeiss and their respective affiliates (collectively, the "Zeiss Entities") on the one hand and the Corporation and its direct and indirect subsidiaries (collectively, the "Cedara Entities") on the other hand which include, without limitation, obligations and liabilities arising from the purchase agreement effective as of November 1, 2000 between the Corporation, Zeiss U.S., Zeiss, SNS, a direct subsidiary of the Corporation and SNS International, an indirect subsidiary of the Corporation (the "Purchase Agreement");

         AND WHEREAS the parties have a desire to: (i) settle on the amounts owing as between to the Zeiss Entities and the Cedara Entities; (ii) amend the terms of the 363,636 non-voting, non-transferable warrants of the Corporation (each a "Cedara Warrant") previously issued to Zeiss U.S. and Zeiss, and (iii) terminate certain of the outstanding and future rights, obligations and liabilities of the parties under the Purchase Agreement;

         NOW THEREFORE the parties agree as follows:

1. Each of Zeiss U.S. and Zeiss specifically invoke its right to offset its payables to SNS and SNS International against its receivables due from SNS and SNS International pursuant to section 21.4 of the Purchase Agreement, subject to applicable law.

2. The parties agree to offset all amounts owing as between the Zeiss Entities and the Cedara Entities at the date hereof including, without limitation, offsetting all amounts owing under the Purchase Agreement referred to in paragraph 1 above, subject to applicable law, leaving the net amount to be satisfied in full as follows:

     (a) The Corporation will pay Zeiss U.S. and/or Zeiss US $1,500,000 in 18 equal monthly instalments beginning April 30, 2002 and ending September 30, 2003;

     (b) The Corporation will provide Zeiss U.S. and/or Zeiss, at no charge to Zeiss U.S. and/or Zeiss, US $1,500,000 of software engineering services and licences, based on the Corporation's standard software licence rates and software engineering rates at the time such licences or services are provided to Zeiss U.S. and/or Zeiss. Software licences will be provided at any time after the effective date hereof upon the request of Zeiss U.S. and/or Zeiss until December 1, 2004. Engineering services will be provided at any time between the period from December 1, 2002 to December 1,


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


            2004 upon the request of Zeiss U.S. and/or Zeiss. No payment will be made by the Corporation to Zeiss U.S. and/or Zeiss to the extent Zeiss U.S. and/or Zeiss does not utilize the software licences or engineering services provided for in this paragraph
            (b) within the time period specified herein;

            Upon completion of paragraph (b) above, the parties agree to negotiate in good faith the terms of an agreement under which the Corporation shall become the preferred software supplier for Ophthalmology of Zeiss U.S. and Zeiss; and

     (c) Except for payments required hereunder, to the extent that other payments are made by or on behalf of any of the Cedara Entities to any of the Zeiss Entities after the effective date hereof which relate to obligations or liabilities arising on or prior to the effective date hereof, the Corporation shall be entitled to deduct such amounts from the amount payable under paragraph (a) above, or alternatively from the amount specified in paragraph (b) above if the payments exceed the balance of the amount under paragraph (a) or if the payments are made to Zeiss U.S. and/or Zeiss after September 30, 2003.

3. The terms of the Cedara Warrants contained in Article 2 of the Purchase Agreement including, without limitation, page 12(a) of the Purchase Agreement are deleted and replaced in their entirety with the terms described in Schedule "A" attached hereto. The form of Warrants referred to in Schedule 2.4 of the Purchase Agreement shall be deemed to be amended to reflect such changes (the "Amended Form of Warrants").

4. The parties agree that all outstanding and future (contingent or otherwise) rights, obligations and liabilities of any Zeiss Entity or Cedara Entity


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


     under the Purchase Agreement and the schedules thereto and any guarantees or indemnities provided by any Zeiss Entity or Cedara Entity, including, without limitation, related to the SNS Call Option (as defined in the Purchase Agreement), are hereby terminated. Notwithstanding the foregoing, the parties agree that all rights, obligations and liabilities under the Amended Form of Warrants and Schedule 2.5 (Warrant Exercise Notice) and Schedule 12.2(a)(vii) (Technology and Patent License Agreement) other than Schedule "C" to Schedule 12.2(a)(vii) of the Purchase Agreement are unaffected and continue to be in full force and effect. The parties acknowledge and agree that nothing contained herein or in the Purchase Agreement prohibits or limits any Zeiss Entity to use or sublicence the intellectual property and patents owned by the Zeiss Entities which are identified or referred to in the Purchase Agreement including, without limitation, Schedule 12.2(a)(vii) of the Purchase Agreement. The parties also agree that Cedara, Zeiss and Zeiss U.S. will negotiate in good faith a new licence agreement (the "New Licence Agreement") in favour of the Cedara Entities to replace Schedule "C" to
     Schedule 12.2(a)(vii) of the Purchase Agreement, such licence to be on a non-exclusive royalty-free basis and on such other terms and conditions as they may agree.

5. In consideration of the fulfilment of the benefits and obligations set out herein, each of Zeiss U.S. and Zeiss, on behalf of itself and the other Zeiss Entities, hereby releases and forever discharges the Corporation, SNS, SNS International and any of their respective affiliates, of and from all actions, causes of action, suits, duties, debts, accounts, bonds, covenants, contracts, claims and demands whatsoever that the Zeiss Entities, now have or hereafter can, shall or may have for or by reason of or in any way arising out of any cause, matter or thing whatsoever existing up to the


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

     effective date hereof and in particular, without in any way limiting the generality of the foregoing, in respect of all claims under the Purchase Agreement and any guarantees or indemnities.

6. In consideration of the fulfilment of the benefits and obligations set out herein, the Corporation on behalf of itself and its direct and indirect subsidiaries hereby releases and forever discharges the Zeiss Entities from all actions, causes of action, suits, duties, debts, accounts, bonds, covenants, contracts, claims and demands whatsoever that the Corporation or any of its direct or indirect subsidiary, now have or hereafter can, shall or may have for or by reason of or in any way arising out of any cause, matter or thing whatsoever existing up to the effective date hereof and in particular, without in any way limiting the generality of the foregoing, in respect of all claims under the Purchase Agreement and any guarantees or indemnities.

7.   These Minutes shall be governed by the laws of the Province of Ontario.

8. The parties agree that these Minutes may be executed by facsimile and in two or more counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one instrument.

9.   These Minutes are subject to the following conditions being satisfied:

     (a) Cedara and SNS signing a letter agreement with Medtronic Surgical Navigation Technologies ("M/SNT") related to transition of the SNS installed base, whether or not court approval, if required, is obtained subsequently to the signing of such agreement;

     (b) Zeiss signing a letter agreement with M/SNT related to support of the SNS installed base;

     (c)    Approval of the board of directors of Zeiss;


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

     (d)    Approval of the board of directors of Cedara;

     (e)    The execution of the New Licence Agreement; and

     (f) Consent of the insolvency administrator appointed by Amstgericht Aalen (Germany) in so far as the Minutes relate to SNS International.

10. The effective date of these Minutes shall be the date that all the conditions set out in paragraph 9 above are satisfied. In the event that any one of the conditions in paragraph 9 is not satisfied on or prior to January 15, 2002, these Minutes of Settlement will be terminated with no force and effect.

11. Cedara and SNS represent to Zeiss and Zeiss U.S. that no approval of any court is required in connection with SNS executing these Minutes of Settlement and acknowledge that Zeiss and Zeiss U.S. are relying on such representation for purposes of entering into these Minutes of Settlement.

     DATED this 10th day of December, 2001.

                                         CEDARA SOFTWARE CORP.


                                         Per:  /s/ Michael Greenberg
                                               -----------------------------


                                         SURGICAL NAVIGATION SPECIALISTS INC.


                                         Per: /s/ Shlomit Dekel
                                              -------------------------------


                                         SNS SURGICAL NAVIGATION
                                         SPECIALISTS INTERNATIONAL GmbH


                                         Per: /s/ Joachim Luber
                                              -------------------------------


                                         CARL ZEISS, INC. for itself and on
                                         behalf of the other Zeiss Entities
                                         incorporated in the United States


                                         Per:  /s/ James Kelly
                                               -----------------------------


                                         CARL ZEISS OBERKOCHEN for itself and
                                         on behalf of the other Zeiss Entities


                                         Per:  /s/ Uli Krauss
                                               ----------------------------



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

                                 SCHEDULE "A"
                         TERMS OF THE CEDARA WARRANTS

1. Each Cedara Warrant shall be exercisable into one common share of Cedara (the "Cedara Common Share") for no additional consideration.

2. Beginning on November 1, 2001, Zeiss and Zeiss U.S. have the right to sell up to 90,909 Cedara Common Shares received on an exercise of Cedara Warrants. If Zeiss and Zeiss U.S. choose to sell any such Cedara Common Shares between November 1, 2001 and July 31, 2004, price protection will not apply with respect to the exercise of any of such Cedara Warrants relating to the 90,909 Cedara Common Shares referred to in this paragraph.

3. Beginning on November 1, 2002, Zeiss and Zeiss U.S. have the right to sell a further 90,909 Cedara Common Shares received on the exercise of Cedara Warrants. If Zeiss and Zeiss U.S. choose to sell any such Cedara Common Shares between November 1, 2002 and July 31, 2004, price protection will not apply with respect to the exercise of any of such Cedara Warrants relating to the 90,909 Cedara Common Shares referred to in this paragraph.

4. Beginning on August 1, 2003, Zeiss and Zeiss U.S. have the right to sell a further 181,818 Cedara Common Shares received on the exercise of Cedara Warrants. To the extent that Zeiss or Zeiss U.S. have elected to exercise Cedara Warrants representing any of these 181,818 Cedara Common Shares on or after August 1, 2003 but on or prior to July 31, 2004, Cedara will promptly pay to Zeiss or Zeiss U.S., as the case may be, an amount by which the price per Cedara Common Share is trading below US $5.50 (based on the weighted closing price average for the 20 NASDAQ trading days, ending on the date immediately prior to the date of such exercise). Such payment, if any, may be made by Cedara, at its option, either in cash or in freely tradable Cedara Common Shares (which shares shall be valued on the basis of the weighted closing price average for the 20 NASDAQ trading days, ending on the date immediately prior to the date of such exercise). After July 31, 2004, the price protection will not apply with respect to the exercise of any of the Cedara Warrants relating to the 181,818 Cedara Common Shares referred to in this paragraph. For greater certainty, the maximum payment Cedara would be obliged to make on or after August 1, 2003 but on or before July 31, 2004 would be, in the aggregate, US $1,000,000.

5. To the extent that Zeiss or Zeiss U.S. elects to exercise any of the Cedara Warrants representing those Cedara Common Shares that are described in


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


     Paragraphs 2 and 3 above on or after August 1, 2004 but on or prior to July 31, 2005, Cedara will promptly pay to Zeiss or Zeiss U.S., as the case may be, an amount by which the price per Cedara Common Share is trading below US $5.50 (based on the weighted closing price average for the 20 NASDAQ trading days, ending on the date immediately prior to the date of such exercise). Such payment, if any, may be made by Cedara, at its option, either in cash or in freely tradable Cedara Common Shares (which shares shall be valued on the basis of the weighted closing price average for the 20 NASDAQ trading days, ending on the date immediately prior to the date of such exercise). After July 31, 2005, the price protection will not apply with respect to the exercise of any of the Cedara Warrants relating to the Cedara Common Shares referred to in this paragraph. For greater certainty, the maximum payment Cedara would be obliged to make on or after August 1, 2004 but on or before July 31, 2005 would be, in the aggregate, US $1,000,000.

6. Sections 2.4 to 2.10 inclusive of the Purchase Agreement shall be unaffected and continue in full force and effect to the Cedara Warrants, provided that Section 2.7(1)(iii) of the Purchase Agreement and the references to "Section 2.19 and Section 2.20" in Section 2.10(1) and the "SNS Call Options" in Section 2.10(2) are deleted.

     THIS AMENDMENT TO THE MINUTES OF SETTLEMENT is dated effective as of January 15, 2002 between Cedara Software Corp. ("Cedara"), Surgical Navigation Specialists Inc. ("SNS"), SNS Surgical Navigation Specialists International GmbH ("SNS International"), Carl Zeiss, Inc. ("Zeiss U.S.") and Carl Zeiss Oberkochen ("Zeiss").

     WHEREAS on December 10, 2001, Cedara, SNS, SNS International, Zeiss U.S. and Zeiss (collectively referred to herein as the "Parties") entered into a minutes of settlement (the "Minutes of Settlement");

     AND WHEREAS the Parties have agreed to extend the date by which all the conditions set out in paragraph 9 of the Minutes of Settlement must be satisfied in order for the Minutes of Settlement to come into effect;

     NOW THEREFORE in consideration of the mutual covenants herein contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties agree as follows:

7. Capitalized terms used in this amending agreement and not otherwise defined shall have the meanings set forth in the Minutes of Settlement.

8. All the references in the Minutes of Settlement to "January 15, 2002" shall be deleted and replaced with "January 22, 2002".

9. This amending agreement shall be construed and enforced in accordance with the laws of the Province of Ontario.

10. Except as specifically amended by this amending agreement, the Minutes of Settlement shall remain in full force and effect and is hereby ratified and confirmed.

     IN WITNESS WHEREOF the Parties have caused this amending agreement to be signed by their duly authorized officers.

                                         CEDARA SOFTWARE CORP.


                                         Per:  /s/ Michael Greenberg
                                               ------------------------------


                                         SURGICAL NAVIGATION SPECIALISTS INC.


                                         Per:  /s/ Michael Greenberg
                                               ------------------------------


                                         SNS SURGICAL NAVIGATION
                                         SPECIALISTS INTERNATIONAL GmbH


                                         Per:  /s/ Joachim Luber
                                               -----------------------------

                                         CARL ZEISS, INC. for itself and on
                                         behalf of the other Zeiss Entities
                                         incorporated in the United States


                                         Per: /s/ James Kelly
                                              ------------------------------


                                         CARL ZEISS OBERKOCHEN for itself and
                                         on behalf of the other Zeiss Entities


                                         Per:  /s/ Uli Krauss
                                               ------------------------------

                                         Per:  /s/ Karl-Heinz Raffin
                                               ------------------------------

     THIS SECOND AMENDMENT TO THE MINUTES OF SETTLEMENT is dated effective as of September 23, 2003 among Cedara Software Corp. ("Cedara"), Carl Zeiss, Inc. ("Zeiss U.S.") and Carl Zeiss Oberkochen ("Zeiss").

     WHEREAS on December 10, 2001, Cedara, SNS, SNS International, Zeiss U.S. and Zeiss (collectively referred to herein as the "Parties") entered into a minutes of settlement, as amended by an amendment dated January 15, 2002 (collectively, the "Minutes of Settlement");

     AND WHEREAS the Parties have agreed to extend the expiry date of the price protection mechanism provided for in Schedule "A" to the Minutes of Settlement which contains certain amendments to the terms of Cedara Warrants issued by Cedara to Zeiss, subject to obtaining regulatory approval;

     NOW THEREFORE in consideration of the mutual covenants herein contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties agree as follows:

11. Capitalized terms used in this amending agreement and not otherwise defined shall have the meanings set forth in the Minutes of Settlement.

12. All references in paragraph 4 in Schedule "A" of the Minutes of Settlement to "July 31, 2004" shall be deleted and replaced with "October 31, 2005".

13. All references in paragraph 5 in Schedule "A" of the Minutes of Settlement to "July 31, 2005" shall be deleted and replaced with "October 31, 2005".

14. This second amending agreement shall be construed and enforced in accordance with the laws of the Province of Ontario.

15. Except as specifically amended by this second amending agreement, the Minutes of Settlement shall remain in full force and effect and is hereby ratified and confirmed.

16. Notwithstanding any other provision of this second amending agreement, this second amending agreement shall only become effective on the date that all regulatory approvals required in connection with the matters contained in this second amending agreement have been obtained.

     IN WITNESS WHEREOF the Parties have caused this second amending agreement to be signed by their duly authorized officers.


                                           CEDARA SOFTWARE CORP.


                                           Per:  /s/ Abe Schwartz
                                                 ---------------------------


                                           CARL ZEISS, INC. for itself and on
                                           behalf of the other Zeiss Entities
                                           incorporated in the United States


                                           Per:  /s/ James Kelly
                                                 ----------------------------


                                           CARL ZEISS OBERKOCHEN for itself and
                                           on behalf of the other Zeiss Entities


                                           Per:  /s/ Ludwig Munz
                                                 ----------------------------

                                           Per:  /s/ Karl-Heinz Raffin
                                                 ----------------------------